UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2006

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2006, upon the recommendation of the Nominating and Corporate Governance Committee of Photon Dynamics, Inc., the Board of Directors of Photon Dynamics amended the cash compensation for outside directors to be as follows:

Annual Retainers:

Chairman of the Board	$20,000
Board members:	$20,000
Audit Committee Chairperson:	$10,000
Compensation Committee Chairperson:	$10,000
Nominating and Corporate Governance
Committee Chairperson:	$8,000

Per Meeting Fees:

Board Meeting in Person:	$2,000
Telephonic Board Meeting:	$1,000
Committee Meeting in Person:*	$1,500
Telephonic Committee Meeting:*	$750

*Committee meeting fees apply to any committee of the Board of Directors, whether currently constituted or as constituted in the future.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 24, 2006, upon the recommendation of the Nominating and Corporate Governance Committee of Photon Dynamics, Inc., the Photon Dynamics Board of Directors approved an offer to Edward Rogas, Jr. to join the Board of Directors of Photon Dynamics. On May 25, 2006, Mr. Rogas accepted the offer and, effective upon his acceptance, the size of the Board of Directors was increased to be seven members and Mr. Rogas became a member of the Photon Dynamics Board of Directors. Mr. Rogas was appointed to serve as a member of the Board until the next annual meeting of shareholders and until his successor is elected and qualified.

Photon Dynamics expects that Mr. Rogas will be appointed to serve as a member of the Audit Committee of the Board of Directors of Photon Dynamics.

Consistent with Photon Dynamics’ current compensation policy for outside directors, Mr. Rogas will receive the cash compensation as set forth in Item 1.01 above. Further, under Photon Dynamics’ 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), Mr. Rogas was automatically granted an option to purchase 20,000 shares of Photon Dynamics’ Common Stock on May 25, 2006, which will vest in a series of four successive equal annual installments measured from the date of grant, so that the initial grant will be fully vested and exercisable four years after the date of grant. Further, on the date of each annual meeting of Photon Dynamics’ shareholders, Mr. Rogas will automatically be granted an option to purchase 15,000 shares of Photon Dynamics’ Common Stock on such date. The shares subject to each annual grant vest in a series of twelve successive equal monthly installments measured from the date of grant, so that each annual grant will be fully vested and exercisable one year after the date of grant. All such options are and will be granted with exercise price of equal to 100% of the fair market value of Photon Dynamics’ Common Stock on the date of the option grant. The options are subject to accelerated vesting in the event of certain corporate transactions, as defined in the Directors’ Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: May 26, 2006	By:	/s/ Maureen L. Lamb
Maureen L. Lamb
Chief Financial Officer